ESSENTIAL PORTFOLIO MODERATE FUND

SCHEDULE OF INVESTMENTS (Unaudited)

December 31, 2007

Market

Face

Market

Shares

Value

Amount

Value

MUTUAL FUNDS † 98.9%

REPURCHASE AGREEMENTS 1.3%

Rydex Series Funds -

Collateralized by U.S. Treasury

International Rotation

Obligations

Fund

315,711

$

7,968,554

Lehman Brothers Holdings, Inc.

Rydex Series Funds -

issued 12/31/07 at 1.00% due

Managed Futures Strategy

01/02/08

$

653,931 $

__________

653,931

Fund

292,392

7,827,338

Rydex Series Funds -

Total Repurchase Agreements

Government Long Bond

(Cost $653,931)

__________

653,931

1.2x Strategy Fund

610,543

6,929,663

Rydex Series Funds - OTC

Fund*

304,687

4,043,202

Total Investments 100.2%

Rydex Series Funds -

(Cost $49,392,562)

$

__________

49,405,024

Absolute Return Strategies

Liabilities in Excess of Other

Fund

134,158

3,494,811

Assets – (0.2)%

$

__________

(94,434)

Rydex Series Funds -

Net Assets – 100.0%

$

49,310,590

Commodities Strategy

*

Non-Income Producing Security.

Fund

110,854

3,304,567

†

Affiliated Funds—A Class shares

Rydex Series Funds - Large-

Cap Value Fund

94,934

2,165,452

Rydex Series Funds - Sector

Rotation Fund

127,429

2,015,927

Rydex Series Funds - Mid-

Cap Growth Fund

55,610

1,638,280

Rydex Series Funds - Small-

Cap Growth Fund

41,276

1,253,141

Rydex Series Funds - Nova

Fund

41,911

1,230,921

Rydex Series Funds - Real

Estate Fund

32,357

1,069,708

Rydex Series Funds - Mid-

Cap Value Fund

30,710

985,468

Rydex Series Funds - Hedged

Equity Fund

38,080

971,812

Rydex Series Funds - Large-

Cap Growth Fund

35,034

968,333

Rydex Series Funds - Russell

2000® 1.5x Strategy Fund

28,539

965,179

Rydex Series Funds - Multi-

Cap Core Equity Fund

73,698

961,019

Rydex Series Funds - Small-

Cap Value Fund

34,966

__________

957,718

Total Mutual Funds

(Cost $48,738,631)

__________

48,751,093

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